ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports Second-Quarter 2025 Results

--Consolidated, Global Components, and ECS Segment Sales Above High End of Guidance--

--Second-Quarter Earnings Per Share of $3.59 and Non-GAAP Earnings Per Share of $2.43, Both Above High End of Guidance--

CENTENNIAL, Colo.--(BUSINESS WIRE)- July 31, 2025--Arrow Electronics, Inc. (NYSE:ARW) today announced financial results for its second quarter of 2025.

“I am pleased to report we delivered both consolidated and segment revenues, as well as earnings per share, that exceeded our guidance ranges,” said Sean Kerins, Arrow’s president and chief executive officer.

Arrow Consolidated
	Quarter Ended			Six Months Ended
	June 28,	June 29,		June 28,	June 29,
(in millions except per share data)	2025	2024	Change	2025	2024	Change
Consolidated sales	$7,580	$6,893	10%	$14,394	$13,817	4%
Net income attributable to shareholders	188	109	73%	267	192	39%
Net income per diluted share	3.59	2.01	79%	5.09	3.53	44%
Non-GAAP net income attributable to shareholders (1)	127	150	(15)%	222	282	(21)%
Non-GAAP net income per diluted share (1)	2.43	2.78	(13)%	4.23	5.18	(18)%

In the second quarter of 2025, sales exceeded the high end of guidance range, increased 10 percent year over year, and increased 8 percent year over year on a constant currency basis. Changes in foreign currencies had a positive impact on growth of approximately $123.3 million on sales and $0.07 on earnings per share on a diluted basis compared to the second quarter of 2024.

Global Components

“In our global components business, while momentum in Asia was especially strong, we enjoyed sequential growth in all three operating regions,” said Mr. Kerins. “In addition, our leading indicators continue to suggest that a modest cyclical recovery is in flight.”

Global Components
	Quarter Ended			Six Months Ended
	June 28,	June 29,		June 28,	June 29,
(in millions)	2025	2024	Change	2025	2024	Change
Global components sales	$5,285	$5,032	5%	$10,063	$10,223	(2)%
Global components operating income	187	210	(11)%	358	436	(18)%
Global components non-GAAP operating income (1)	189	218	(13)%	362	461	(21)%

In the second quarter of 2025, global components sales exceeded the high end of guidance range, increased 5 percent year over year, and increased 3 percent year over year on a constant currency basis. Americas components second-quarter sales increased 9 percent year over year. EMEA components second-quarter sales decreased 1 percent year over year and decreased 6 percent year over year on a constant currency basis. Asia-Pacific components second-quarter sales increased 6 percent year over year.

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ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Global Enterprise Computing Solutions

“In our global ECS business, we delivered year-over-year growth in billings and gross profit. Additionally we saw robust growth in our IT as-a-service backlog, alongside continued adoption of our digital platform, Arrowsphere. Our strategy to concentrate on the higher growth demand trends throughout enterprise IT is gaining momentum,” said Mr. Kerins.

Global Enterprise Computing Solutions (ECS)
	Quarter Ended			Six Months Ended
	June 28,	June 29,		June 28,	June 29,
(in millions)	2025	2024	Change	2025	2024	Change
Global ECS sales	$2,295	$1,861	23%	$4,331	$3,594	21%
Global ECS operating income	97	103	(5)%	174	174	flat
Global ECS non-GAAP operating income (1)	98	104	(6)%	176	176	flat

In the second quarter of 2025, global ECS sales exceeded the high end of guidance range and increased 23 percent year over year, and increased 20 percent year over year on a constant currency basis. Global ECS billings increased 15 percent year over year. EMEA ECS second-quarter sales increased 39 percent year over year and increased 31 percent year over year on a constant currency basis. Americas ECS second-quarter sales increased 9 percent year over year.

Other Financial Information

“In the second quarter, we increased our inventory turns, reduced our cash conversion cycle and improved our returns on capital,” said Raj Agrawal, Arrow’s senior vice president and chief financial officer. “We were also able to repurchase another $50 million of shares.”

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

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Third-Quarter 2025 Outlook

●	Consolidated sales of $7.30 billion to $7.90 billion, with global components sales of $5.30 billion to $5.70 billion, and global enterprise computing solutions sales of $2.00 billion to $2.20 billion
●	Net income per share on a diluted basis of $1.49 to $1.69, and non-GAAP net income per share on a diluted basis of $2.16 to $2.36
●	Average tax rate in the range of 23 percent to 25 percent
●	Interest expense of approximately $65 million
●	Changes in foreign currencies to increase sales by approximately $135 million, and earnings per share on a diluted basis by $0.11 compared to the third quarter of 2024
●	Changes in foreign currencies to increase quarter-over-quarter growth in sales by $89 million, and earnings per share on a diluted basis by $0.05 compared to the second quarter of 2025
●	Global components second-quarter sales included a 1% incremental billing impact from tariffs. The company has assumed a similar amount in its third-quarter outlook.

Third-Quarter 2025 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
	September 27,	September 28,		September 27,	June 28,
(in billions)	2025	2024	% Change	2025	2025	% Change

Global components sales, GAAP	$5.30 - 5.70	$4.95	7% - 15%	$5.30 - 5.70	$5.28	0% - 8%
Impact of changes in foreign currencies	—	0.08		—	0.05
Global components sales, constant currency	$5.30 - 5.70	$5.03	5% - 13%	$5.30 - 5.70	$5.33	(1%) - 7%

Global ECS sales, GAAP	$2.00 - 2.20	$1.88	6% - 17%	$2.00 - 2.20	$2.30	(13%) - (4%)
Impact of changes in foreign currencies	—	0.05		—	0.04
Global ECS sales, constant currency	$2.00 - 2.20	$1.93	4% - 14%	$2.00 - 2.20	$2.34	(15%) - (6%)

NON-GAAP EARNINGS RECONCILIATION
	Reported	Intangible amortization	Restructuring &
	GAAP measure	expense	integration charges	Non-GAAP measure
Net income per diluted share	$1.49 to $1.69	$0.07	$ 0.60	$2.16 to $2.36

Earnings Presentation

Please refer to the earnings presentation, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company may use this website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the website noted above, in addition to following the company’s press releases, SEC filings, and public conference calls and webcasts.

Webcast and Conference Call Information

Arrow Electronics will host a conference call to discuss second-quarter 2025 financial results on July 31, 2025, at 1:00 p.m. ET.

A live webcast of the conference call will be available via the events section of investor.arrow.com or by accessing the webcast link directly at https://events.q4inc.com/attendee/323584746. Shortly after the conclusion of the conference call, a webcast replay will be available on the Arrow website for one year.

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About Arrow Electronics

Arrow Electronics (NYSE:ARW) sources and engineers technology solutions for thousands of leading manufacturers and service providers. With global 2024 sales of $28 billion, Arrow’s portfolio enables technology across major industries and markets. Learn more at arrow.com.

Key Business Metrics

Management uses gross billings as an operational metric to monitor operating performance of its global ECS reportable segment, including sales performance by geographic region, as it provides meaningful supplemental information to the reader in evaluating the overall performance of the global ECS business. The company uses this key metric to develop financial forecasts, make strategic decisions, and prepare and approve annual budgets. Gross billings represent amounts invoiced to customers for goods and services during a specified period and do not include the impact of recording sales on a net basis or sales adjustments, such as trade discounts and other allowances. The use of gross billings has certain limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking” statements, as the term is defined under the federal securities laws. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “would,” “could,” “believes,” “seeks,” “projected,” “potential,” “estimates,” and similar expressions. Such forward-looking statements in this press release include, but are not limited to, statements regarding: Arrow’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2025 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, interest and other expense, impact to sales due to changes in foreign currencies, the timing of the completion of the company’s restructuring initiatives (the “Operating Expense Efficiency Plan”) and Arrow’s estimated costs and expected operating expense reductions associated therewith, industry trends and expectations regarding market demand and conditions, and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions, shortages, or inefficiencies in the supply chain; trade protection measures, tariffs, increased trade tensions, trade agreements and policies, and other restrictions, duties, and value-added taxes, and the associated macroeconomic impacts; the incurrence of additional charges not currently contemplated and failure to realize contemplated cost savings due to unanticipated events that may occur in connection with the implementation of the Operating Expense Efficiency Plan; political instability and changes; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as trade, export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; breaches of security or privacy of business information and information system failures, including related to current or future implementations, integrations and upgrades; outbreaks, epidemics, pandemics, or public health crises; executive orders and regulatory trends and the resulting legal and reputational exposure, including but not limited to those relating to environmental, social, governance, cybersecurity, data privacy, and artificial intelligence issues; and the company's ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides the following non-GAAP metrics: sales, operating income (including by business segment), income before income taxes, provision for income taxes, consolidated net income, noncontrolling interest, net income attributable to shareholders, effective tax rate, and net income per share on a diluted basis. The foregoing non-GAAP measures are adjusted by certain of the following, as applicable: impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates; identifiable intangible asset amortization, restructuring, integration, and other; net gains on investments; and inventory write downs (recoveries) related to the wind down of a businesses within the global components reportable segment (“impact of wind down”). Management believes that providing this additional information is useful to the reader to better assess and understand

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the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP.

Contacts
Investors:	Rick Seidlitz,
Vice President, Investor Relations
303-305-4936

Media:	John Hourigan,
Vice President, Public Affairs and Corporate Marketing
303-824-4586

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Sales	$7,579,947	$6,892,868	$14,393,964	$13,817,128
Cost of sales	6,731,290	6,046,424	12,771,315	12,112,858
Gross profit	848,657	846,444	1,622,649	1,704,270
Operating expenses:
Selling, general, and administrative	600,990	552,595	1,163,306	1,135,921
Depreciation and amortization	35,162	41,037	70,972	82,764
Restructuring, integration, and other	21,919	40,537	39,232	87,393
	658,071	634,169	1,273,510	1,306,078
Operating income	190,586	212,275	349,139	398,192
Equity in (losses) earnings of affiliated companies	(659)	1,254	661	910
Gain (loss) on investments, net	103,976	(4,615)	104,116	(4,517)
Loss on extinguishment of debt	—	(1,657)	—	(1,657)
Post-retirement expense	(664)	(980)	(1,286)	(1,913)
Interest and other financing expense, net	(60,283)	(66,891)	(116,465)	(146,495)
Income before income taxes	232,956	139,386	336,165	244,520
Provision for income taxes	45,934	29,762	69,279	51,798
Consolidated net income	187,022	109,624	266,886	192,722
Noncontrolling interests	(727)	926	(583)	423
Net income attributable to shareholders	$187,749	$108,698	$267,469	$192,299
Net income per share:
Basic	$3.62	$2.03	$5.14	$3.56
Diluted	$3.59	$2.01	$5.09	$3.53
Weighted-average shares outstanding:
Basic	51,856	53,640	52,057	53,944
Diluted	52,342	54,181	52,504	54,496

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ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

(Unaudited)

	June 28, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$221,970	$188,807
Accounts receivable, net	15,271,349	13,030,991
Inventories	4,749,431	4,709,706
Other current assets	603,670	471,909
Total current assets	20,846,420	18,401,413
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	196,556	194,061
Machinery and equipment	1,691,823	1,623,228
	1,894,070	1,822,980
Less: Accumulated depreciation and amortization	(1,419,472)	(1,353,720)
Property, plant, and equipment, net	474,598	469,260
Investments in affiliated companies	57,766	57,299
Intangible assets, net	86,552	96,706
Goodwill	2,123,994	2,055,295
Other assets	663,248	677,734
Total assets	$24,252,578	$21,757,707
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,213,323	$11,047,470
Accrued expenses	1,309,323	1,238,714
Short-term borrowings, including current portion of long-term debt	455,612	349,978
Total current liabilities	14,978,258	12,636,162
Long-term debt	2,365,812	2,773,783
Other liabilities	499,434	516,234

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2025 and 2024
Issued - 55,815 and 55,592 shares in 2025 and 2024, respectively	55,815	55,592
Capital in excess of par value	589,480	562,080
Treasury stock (4,314 and 3,420 shares in 2025 and 2024, respectively), at cost	(432,447)	(328,078)
Retained earnings	6,248,295	5,980,826
Accumulated other comprehensive loss	(127,253)	(509,269)
Total shareholders’ equity	6,333,890	5,761,151
Noncontrolling interests	75,184	70,377
Total equity	6,409,074	5,831,528
Total liabilities and equity	$24,252,578	$21,757,707

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Consolidated net income	$187,022	$109,624
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	35,162	41,037
Amortization of stock-based compensation	11,641	8,253
Equity in losses (earnings) of affiliated companies	659	(1,254)
Deferred income taxes	11,092	(4,597)
Loss on extinguishment of debt	—	1,657
(Gain) loss on investments, net	(103,863)	4,639
Other	376	3,786
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	(2,627,707)	155,886
Inventories	108,833	130,661
Accounts payable	2,200,976	(160,026)
Accrued expenses	(2,027)	251,990
Other assets and liabilities	(28,060)	(221,475)
Net cash (used for) provided by operating activities	(205,896)	320,181
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(18,618)	(22,101)
Proceeds from settlement of net investment hedges	24,858	—
Proceeds from sale of investments in equity securities	100,000	—
Other	—	1,313
Net cash provided by (used for) investing activities	106,240	(20,788)
Cash flows from financing activities:
Change in short-term and other borrowings	274,187	(434,845)
(Repayments of) proceeds from long-term bank borrowings, net	50,566	196,575
Redemption of notes	(350,000)	(500,000)
Net proceeds from note offering	—	494,678
Proceeds from exercise of stock options	2,299	1,839
Repurchases of common stock	(50,736)	(75,353)
Settlement of forward-starting interest rate swap	—	—
Other	(148)	(141)
Net cash used for financing activities	(73,832)	(317,247)
Effect of exchange rate changes on cash	163,576	(11,947)
Net decrease in cash and cash equivalents	(9,912)	(29,801)
Cash and cash equivalents at beginning of period	231,882	242,810
Cash and cash equivalents at end of period	$221,970	$213,009

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 28, 2025	June 29, 2024
Cash flows from operating activities:
Consolidated net income	$266,886	$192,722
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	70,972	82,764
Amortization of stock-based compensation	30,200	21,700
Equity in losses (earnings) of affiliated companies	(661)	(910)
Deferred income taxes	5,251	(7,398)
Loss on extinguishment of debt	—	1,657
(Gain) loss on investments, net	(103,895)	4,652
Other	(302)	4,975
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	(1,896,481)	1,213,562
Inventories	46,449	493,474
Accounts payable	1,949,919	(1,237,812)
Accrued expenses	(81,710)	273,043
Other assets and liabilities	(140,845)	(319,038)
Net cash provided by operating activities	145,783	723,391
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(43,597)	(51,636)
Proceeds from settlement of net investment hedges	24,858	—
Proceeds from sale of investments in equity securities	100,000	—
Other	—	6,452
Net cash provided by (used for) investing activities	81,261	(45,184)
Cash flows from financing activities:
Change in short-term and other borrowings	454,803	(1,144,520)
(Repayments of) proceeds from long-term bank borrowings, net	(413,657)	673,607
Redemption of notes	(350,000)	(500,000)
Net proceeds from note offering	—	494,678
Proceeds from exercise of stock options	3,203	4,768
Repurchases of common stock	(110,149)	(163,301)
Other	(148)	(141)
Net cash used for financing activities	(415,948)	(634,909)
Effect of exchange rate changes on cash	222,067	(48,342)
Net increase (decrease) in cash and cash equivalents	33,163	(5,044)
Cash and cash equivalents at beginning of period	188,807	218,053
Cash and cash equivalents at end of period	$221,970	$213,009

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ARROW ELECTRONICS, INC.

ECS Gross Billings

(In thousands)

(Unaudited)

Global Enterprise Computing Solutions - Gross Billings(1)
	Quarter Ended			Six Months Ended
	June 28,	June 29,		June 28,	June 29,
	2025	2024	Change	2025	2024	Change
Gross billings:
Americas ECS	$2,543,759	$2,441,126	4%	$4,851,496	$4,804,955	1%
EMEA ECS	2,596,209	2,031,939	28%	4,927,426	4,076,528	21%
Global ECS	$5,139,968	$4,473,065	15%	$9,778,922	$8,881,483	10%

(1)	Refer to page 4 for discussion about key business metrics. Gross billings are not a substitute for revenue.

b

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ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	June 28, 2025	June 29, 2024	% Change

Consolidated sales, as reported	$7,579,947	$6,892,868	10.0%
Impact of changes in foreign currencies	—	123,311
Consolidated sales, constant currency	$7,579,947	$7,016,179	8.0%

Global components sales, as reported	$5,284,898	$5,032,031	5.0%
Impact of changes in foreign currencies	—	75,437
Global components sales, constant currency	$5,284,898	$5,107,468	3.5%

Americas components sales, as reported	$1,707,522	$1,572,840	8.6%
Impact of changes in foreign currencies	—	544
Americas components sales, constant currency	$1,707,522	$1,573,384	8.5%

Asia components sales, as reported	$2,150,432	$2,019,697	6.5%
Impact of changes in foreign currencies	—	1,228
Asia components sales, constant currency	$2,150,432	$2,020,925	6.4%

EMEA components sales, as reported	$1,426,944	$1,439,494	(0.9)%
Impact of changes in foreign currencies	—	73,665
EMEA components sales, constant currency	$1,426,944	$1,513,159	(5.7)%

Global ECS sales, as reported	$2,295,049	$1,860,837	23.3%
Impact of changes in foreign currencies	—	47,874
Global ECS sales, constant currency	$2,295,049	$1,908,711	20.2%

Americas ECS sales, as reported	$1,052,785	$964,070	9.2%
Impact of changes in foreign currencies	—	(1,263)
Americas ECS sales, constant currency	$1,052,785	$962,807	9.3%

EMEA ECS sales, as reported	$1,242,264	$896,767	38.5%
Impact of changes in foreign currencies	—	49,137
EMEA ECS sales, constant currency	$1,242,264	$945,904	31.3%

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ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Six Months Ended
	June 28, 2025	June 29, 2024	% Change

Consolidated sales, as reported	$14,393,964	$13,817,128	4.2%
Impact of changes in foreign currencies	—	38,958
Consolidated sales, constant currency	$14,393,964	$13,856,086	3.9%

Global components sales, as reported	$10,062,620	$10,223,448	(1.6)%
Impact of changes in foreign currencies	—	18,997
Global components sales, constant currency	$10,062,620	$10,242,445	(1.8)%

Americas components sales, as reported	$3,276,092	$3,169,532	3.4%
Impact of changes in foreign currencies	—	(497)
Americas components sales, constant currency	$3,276,092	$3,169,035	3.4%

Asia components sales, as reported	$4,019,583	$3,957,915	1.6%
Impact of changes in foreign currencies	—	(7,426)
Asia components sales, constant currency	$4,019,583	$3,950,489	1.7%

EMEA components sales, as reported	$2,766,945	$3,096,001	(10.6)%
Impact of changes in foreign currencies	—	26,920
EMEA components sales, constant currency	$2,766,945	$3,122,921	(11.4)%

Global ECS sales, as reported	$4,331,344	$3,593,680	20.5%
Impact of changes in foreign currencies	—	19,961
Global ECS sales, constant currency	$4,331,344	$3,613,641	19.9%

Americas ECS sales, as reported	$1,962,688	$1,871,818	4.9%
Impact of changes in foreign currencies	—	(8,059)
Americas ECS sales, constant currency	$1,962,688	$1,863,759	5.3%

EMEA ECS sales, as reported	$2,368,656	$1,721,862	37.6%
Impact of changes in foreign currencies	—	28,020
EMEA ECS sales, constant currency	$2,368,656	$1,749,882	35.4%

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ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Three months ended June 28, 2025
	Reported	Intangible	Restructuring,	Impact of
	GAAP	amortization	Integration	Wind		Non-GAAP
	measure	expense	and other	Down(1)	Other(2)	measure
Operating income	$190,586	$4,870	$21,919	$(2,172)	$172	$215,375
Income before income taxes	232,956	4,870	21,919	(2,172)	(103,804)	153,769
Provision for income taxes	45,934	1,208	5,747	(689)	(25,119)	27,081
Consolidated net income	187,022	3,662	16,172	(1,483)	(78,685)	126,688
Noncontrolling interests	(727)	24	—	—	—	(703)
Net income attributable to shareholders	$187,749	$3,638	$16,172	$(1,483)	$(78,685)	$127,391
Net income per diluted share (4)	$3.59	$0.07	$0.31	$(0.03)	$(1.50)	$2.43
Effective tax rate (5)	19.7%					17.6%

1

Three months ended June 29, 2024
	Reported	Intangible	Restructuring,	Impact of
	GAAP	amortization	Integration	Wind		Non-GAAP
	measure	expense	and other	Down(1)	Other(3)	measure
Operating income	$212,275	$7,456	$40,537	$1,627	$—	$261,895
Income before income taxes	139,386	7,456	40,537	1,627	6,272	195,278
Provision for income taxes	29,762	1,864	10,214	389	1,506	43,735
Consolidated net income	109,624	5,592	30,323	1,238	4,766	151,543
Noncontrolling interests	926	135	—	—	—	1,061
Net income attributable to shareholders	$108,698	$5,457	$30,323	$1,238	$4,766	$150,482
Net income per diluted share (4)	$2.01	$0.10	$0.56	$0.02	$0.09	$2.78
Effective tax rate (5)	21.4%					22.4%

13

ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Six months ended June 28, 2025
	Reported	Intangible	Restructuring,	Impact of
	GAAP	amortization	Integration	Wind		Non-GAAP
	measure	expense	and other	Down(1)	Other(2)	measure
Operating income	$349,139	$10,230	$39,232	$(4,639)	$172	$394,134
Income before income taxes	336,165	10,230	39,232	(4,639)	(103,944)	277,044
Provision for income taxes	69,279	2,524	10,098	(1,470)	(25,152)	55,279
Consolidated net income	266,886	7,706	29,134	(3,169)	(78,792)	221,765
Noncontrolling interests	(583)	156	—	—	—	(427)
Net income attributable to shareholders	$267,469	$7,550	$29,134	$(3,169)	$(78,792)	$222,192
Net income per diluted share (4)	$5.09	$0.14	$0.55	$(0.06)	$(1.50)	$4.23
Effective tax rate (5)	20.6%					20.0%

Six months ended June 29, 2024
	Reported	Intangible	Restructuring,	Impact of
	GAAP	amortization	Integration	Wind		Non-GAAP
	measure	expense	and other	Down(1)	Other(3)	measure
Operating income	$398,192	$15,002	$87,393	$12,086	$—	$512,673
Income before income taxes	244,520	15,002	87,393	12,086	6,174	365,175
Provision for income taxes	51,798	3,743	22,228	2,891	1,482	82,142
Consolidated net income	192,722	11,259	65,165	9,195	4,692	283,033
Noncontrolling interests	423	270	—	—	—	693
Net income attributable to shareholders	$192,299	$10,989	$65,165	$9,195	$4,692	$282,340
Net income per diluted share (4)	$3.53	$0.20	$1.20	$0.17	$0.09	$5.18
Effective tax rate (5)	21.2%					22.5%

(1) Includes write downs (recoveries) of inventory related to the wind down of businesses.

(2) Other includes gain on investments, net, non-recurring tax items, and employee severance and benefits costs not related to restructuring initiative presented in cost of sales.

(3) Other includes loss (gain) on investments, net and loss on extinguishment of debt.

(4) The sum of the components for non-GAAP diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(5) The items as shown in this table, represent the reconciling items for the tax rate as reported and as a non-GAAP measure.

14

ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Sales:
Global components	$5,284,898	$5,032,031	$10,062,620	$10,223,448
Global ECS	2,295,049	1,860,837	4,331,344	3,593,680
Consolidated	$7,579,947	$6,892,868	$14,393,964	$13,817,128
Operating income (loss):
Global components (a)	$186,808	$210,201	$358,193	$435,763
Global ECS (b)	96,969	102,581	174,283	174,040
Corporate (c)	(93,191)	(100,507)	(183,337)	(211,611)
Consolidated	$190,586	$212,275	$349,139	$398,192

(a)	Global components operating income includes recoveries of $2.2 million and $4.6 million in inventory write-downs related to the wind down of a business for the second quarter and first six months of 2025, respectively, and charges of $1.6 million and $12.1 million in inventory write-downs related to the wind down of a business for the second quarter and first six months of 2024, respectively.
(b)	Global ECS operating income includes a $20.0 million benefit related to the reversal of an allowance for credit losses due to the collection of certain aged receivables related to one customer for the second quarter and first six months of 2024.
(c)	Corporate operating loss includes restructuring, integration, and other charges of $21.9 million and $39.2 million for the second quarter and first six months of 2025, respectively, and $40.5 million and $87.4 million for the second quarter and first six months of 2024, respectively.

15

ARROW ELECTRONICS, INC.

NON-GAAP SEGMENT RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Global components gross profit, as reported	$591,454	$624,860	$1,146,399	$1,270,574
Impact of wind down to inventory	(2,172)	1,627	(4,639)	12,086
Other	172	—	172	—
Global components non-GAAP gross profit	$589,454	$626,487	$1,141,932	$1,282,660
Global components gross profit as a percentage of sales, as reported	11.2%	12.4%	11.4%	12.4%
Global components non-GAAP gross profit as a percentage of sales	11.2%	12.4%	11.3%	12.5%

Global ECS gross profit, as reported	$257,203	$221,584	$476,250	$433,696
Global ECS gross profit as a percentage of sales, as reported	11.2%	11.9%	11.0%	12.1%

	Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024
Global components operating income, as reported	$186,808	$210,201	$358,193	$435,763
Intangible assets amortization expense	3,945	6,399	8,383	12,887
Impact of wind down to inventory	(2,172)	1,627	(4,639)	12,086
Other	172	—	172	—
Global components non-GAAP operating income	$188,753	$218,227	$362,109	$460,736
Global components operating income as a percentage of sales, as reported	3.5%	4.2%	3.6%	4.3%
Global components non-GAAP operating income as a percentage of sales	3.6%	4.3%	3.6%	4.5%

Global ECS operating income, as reported	$96,969	$102,581	$174,283	$174,040
Intangible assets amortization expense	925	1,057	1,847	2,115
Global ECS non-GAAP operating income	$97,894	$103,638	$176,130	$176,155
Global ECS operating income as a percentage of sales, as reported	4.2%	5.5%	4.0%	4.8%
Global ECS non-GAAP operating income as a percentage of sales	4.3%	5.6%	4.1%	4.9%

14

NON-GAAP SEGMENT RECONCILIATIONS

16